SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Settlement Agreement”) dated as of January 24,2019 is made and entered into by and between:

(i) ADVANTAGE CAPITAL FUNDING (“Advantage”) and ARGUS CAPITAL FUNDING, LLC (“Argus” collectively with Advantage, the “Judgment-Creditors”) on the one hand; and

(ii) METLER & MICHAEL INC., VIVOS ACQUISITIONS, LLC, M&M MEDIA SOLUTIONS, INC., THE MASLOW MEDIA GROUP, INC., HEALTHCARE RESOURCE NETWORK, LLC DBA HEALTHCARE RESOURCE NETWORK, ALLIANCE MICRO, INC., 360 IT PROFESSIONALS, INC. DBA 360 IT PROFESSIONALS, US IT SOLUTIONS, INC. DBA US IT SOLUTIONS, NAVEEN DOKI AND SILVUA VALLERU (collectively, the “Judgment-Debtors” together with the Judgment-Creditors, the “Parties” and each, a “Party”) on the other.

RECITALS

WHEREAS, on or about December 15,2017, Argus as buyer entered into an Agreement for the Purchase and Sale of Future Receipts with sellers: Metler & Michael Inc, M&M Media Solutions, Inc., The Maslow Media Group, Inc., Healthcare Resource Network, LLC, and Alliance Micro, Inc., as subsequently amended and restated on or about August 27, 2018, to include the additional sellers, Vivos Acquisitions, LLC, 360 IT Professionals Inc. and US IT Solutions Inc., with personal guarantees of performance and confessions of judgment of Naveen Doki and Silvija Valleru (collectively, the “Argus & Metier Agreement”);

WHEREAS, on or about July 5,2018, Advantage as buyer entered into an Agreement for the Purchase and Sale of Future Receipts with sellers: The Maslow Media Group, Inc., Healthcare Resource Network, LLC, Alliance Micro, Inc., Metler & Michael Inc., 360 IT Professionals Inc., and US IT Solutions, as subsequently amended and restated on or about August 27,2018, to include the additional seller, Vivos Acquisitions, LLC, with personal guarantees of performance and confessions of judgment of Naveen Doki and Silvija Valleru (collectively, the “Advantage & Maslow Agreement”);

WHEREAS, on or about July 5,2018, Advantage, as buyer, entered into an Agreement for the Purchase and Sale of Future Receipts with Sellers: Healthcare Resource Network, LLC, The Maslow Media Group, Inc., Alliance Micro, Inc., Metler & Michael, Inc., 360 IT Professionals Inc, and US IT Solutions, Inc., as subsequently amended and restated on or about August 27,2018, to include the additional sellers, Vivos Acquisitions, LLC and M&M Media Solutions, Inc., with personal guarantees of performance and confessions of judgment of Naveen Doki and Silvija Valleru (collectively, the “Advantage & HCRN Agreement”);

WHEREAS, upon default, a Judgment by Confession in the amount of $124,081.25, and assigned the index number 120143-2018, was entered by the Ontario County Clerk, jointly and severally, against the Judgment-Debtors who were parties to the Argus & Metler Agreement (the “First Judgment”);

WHEREAS, upon default, a Judgment by Confession in the amount of $533,468,93, and assigned the index number 120140-2018, was entered by the Ontario County Clerk, jointly and severally, against the Judgment-Debtors who were parties to the Advantage & Maslow Agreement (the “Second Judgment”);

WHEREAS, upon default, a Judgment by Confession in the amount of $587,108.64, and assigned the index number 120141-2018, was entered by the Ontario County Clerk, jointly and severally, against the Judgment-Debtors who were parties to the Advantage & HCRN Agreement (the “Third Judgment” collectively with the First Judgment and the Second Judgment, the “Judgment”); and

WHEREAS, the Parties to this Settlement Agreement desire to settle and resolve this action and all other outstanding issues between and among them as set out herein.

NOW, THEREFORE, in consideration of the foregoing, the Parties hereto agree and covenant as follows:

1. Recitals; Appendices. The foregoing recitals and all appendices, attachments, exhibits and schedules to this Settlement Agreement are incorporated herein by this reference.

2. Settlement.

2.1. The Parties hereby agree to settle and resolve this action and all other outstanding issues between and among them in accordance with the following terms:

(i) The Judgment-Debtors shall pay the Judgment-Creditors the sum of $537,991.55 (the “Direct Amount”) via the wire instructions set forth in Appendix I attached hereto, in accordance with the schedule provided in Appendix II attached hereto (the “Payment Schedule”).

(ii) The Judgment-Debtors shall fully indemnify the Judgment-Creditors in the event that the Judgment-Creditors are unable to collect any restrained funds under this Section 2 and/or against loss due to and/or in the event of legal action for funds collected or anticipated to be collected by the Judgment-Creditors from the following Judgment-Debtors’ accounts:

(a) AT&T Inc. (“AT&T”), from which the sum of $390,673.61 was collected by the Judgment- Creditors;

(b) MetLife Insurance Co., from which the sum of $5,906.75 was collected;

(c) a restrained Bank of America, N.A. account, from which the sum of $200,000.00 is due to be paid to the Judgment-Creditors under the Direction Letter attached hereto as Appendix III to be signed by the Judgment-Debtors, following mutual agreement among the Judgment-Debtors, the Judgment-Creditors and other creditors of the Judgment-Debtors;

(d) a restrained Wells Fargo Bank, N.A. account, from which the sum of $24,840.29 is due to be paid to the Judgment-Creditors under the Conditional Release attached hereto as Appendix IV to be signed by the Judgment-Debtors, following mutual agreement between the Judgment-Debtors and the Judgment-Creditors; and

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(e) a restrained SunTrust Bank Inc. account, from which die sum of $131,094.02 was collected by the Judgment-Creditors. (Section 2.1 (ii)(a), 2.1 (ii)(b), 2.1 (ii)(c), 2(ii)(d), 2.1 (ii)(e) and Section 2.2, collectively, the “Hold Funds” together with the Direct Amount, the “Settlement Amount”).

2.2. Notwithstanding anything to the contrary herein, the Judgment-Debtors agree to fully indemnify the Judgment-Creditors against loss of any funds already collected or anticipated to be collected by the Judgment-Creditors on account of the legal proceedings before the New York Supreme Court in the County of Monroe, assigned index number E2018007987 instituted by Healthcare Resource Network, LLC and LE Finance, LLC against the other Judgment-Debtors, the Judgment-Creditors and others (the “HCRN Case”), as well as in respect of any other proceedings related to the funds under Section 2.1 and 2.2 above, in any jurisdiction.

2.3. In the event there is a clawback on or non-receipt of a portion of or the entire Hold Funds and the indemnity is called upon by the Judgment-Creditors in writing in accordance with the notice terms of Section 10 herein below, payments by the Judgment-Debtor of the lost or non-received Hold Funds due to the Judgment-Creditors would begin no sooner than at the conclusion of the Judgment-Debtors’ payment of the Direct Amount stipulated in Section 2.1 (i) under the Payment Schedule, in monthly installments in the amount of $30,000 per month to be paid on the last Business Day (as defined below) of each month, until the entire lost or non-received Hold Funds are recouped. For the avoidance of doubt, in the event a clawback or non-receipt of any Hold Funds occurs any time after the timeframe specified under the Payment Schedule, and the indemnity is called upon in writing by the Judgment-Creditors in accordance with the notice terms of Section 10 herein below, payment of the lost or non-received Hold Funds in monthly installments as stipulated above, shall begin at the end of the month in which the Judgment-Creditors gave notice to the Judgment-Debtors. “Business Day” means Monday through Friday, not including federal or state holidays.

2.4. Subject to the terms of Section 2.2 and 2.3. above, the Judgment-Creditors shall grant the Judgment-Debtors a conditional release in respect of all Hold Funds under Section 2.1 (ii) above, which it anticipates to collect.

2.5. For the avoidance of doubt, the execution of this Agreement shall not be complete until the Direction Letter and Conditional Release under Appendix III and Appendix IV are fully executed and sent to the Judgment-Creditors.

3. Representation and Warranties. [Intentionally Omitted]

4. Release of Holds. The Judgment-Creditors upon receipt of (i) a Direction Letter signed by Naveen Doki and Silvija Valleru instructing Bank of America, N.A., to direct $200,000.00 from contested bank accounts to Judgment-Creditors, and (ii) a Conditional Release signed by Naveen Doki and Silvija Valleru instructing Wells Fargo Bank, N.A. to direct $24,840.29 from its bank account to Judgment-Creditors or its agent, Judgment-Creditors will send a release to all Restraining Notice and UCC lien notice recipients, releasing Judgment-Creditors’ claims against any funds being held by the recipients.

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5. Forbearance. Upon execution of this Settlement Agreement, the Judgment-Creditors shall take no further action on the three (3) Judgments referenced above; provided, however, the Judgment-Debtors shall forbear from taking further action on the Judgments until the entire Settlement Amount is paid and is uncontested; provided, further, however, upon a failure or default in payment by the Judgment-Debtors of the outstanding Settlement Amount when due in accordance with the terms of this Settlement Agreement, a ten (10) days grace period is permitted on the receipt of the funds, and thereafter, upon failure of receipt, the Judgment- Creditors have a right to proceed on the Judgment amounts, less all sums paid hereunder, plus interest and costs, without further notice.

6. Stipulation. The Judgment-Debtors stipulate to the propriety, legality and enforceability of the First Judgment, Second Judgment, Third Judgment and the accuracy of the First Judgment, Second Judgment, Third Judgment as of the date of entry of the applicable judgment, as well as the propriety, sufficiency, and legality of the Levy and Enforcement Documents, and hereby waive any and all claims, defenses and counterclaims that could be asserted in this or any other action, including any and all jurisdictional defenses and debt collection practice statutes.

7. Release. Judgment-Debtors, and their respective predecessors, successors, affiliates, parents, subsidiaries, and assigns, along with Judgment-Debtors’ shareholders, principals, members, owners, directors, managers, officers, agents, affiliates, and representatives, hereby fully and finally release, acquit and forever discharge Judgment-Creditors, their respective predecessors, successors, affiliates, parents, subsidiaries, and assigns, along with Judgment- Creditors’ shareholders, principals, members, owners, directors, managers, officers, agents, attorneys, and representatives, of and from any and all actions, causes of action, torts, intentional acts, claims, demands, controversies, disputes, liabilities, obligations, debts, liens, damages, costs, losses, attorneys’ fees, expenses and compensation, of every nature whatsoever, whether known or unknown, from the beginning of time up to and through the date of the full execution and exchange of this Agreement, including, but not limited to, those that could have been raised in this action and or any other related action such as any claims concerning successfully collected funds already obtained or received from the Judgment-Debtors or die Judgment- Debtors’ accounts by Judgment-Creditors in relation to Judgment-Creditors’ efforts and attempts at recouping the sums under the Judgments.

8. Full Effect. The Parties agree to make, execute and deliver any and all additional or other documents or papers reasonably deemed necessary by either Party, prepared at the expense of such Party and reasonably acceptable to the other Party, in order to give full effect of this Settlement Agreement.

9. Modification. This Settlement Agreement may not be modified, except by a written agreement, executed by the Parties.

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10. Notice. All notices under this Settlement Agreement shall be in writing, and shall be deemed given (a) when personally delivered, or (b) when sent by confirmed telecopy or other electronic means such as e-mail, or (c) five (5) days after being sent by prepaid certified or registered mail to the address of the Party to be given notice as set forth below or such other address as such Party last provided to the other by written notice.

(i) Address of Judgment-Creditors:

104 East 25th Street, 10th Floor, New York, NY 10010

E-mail: sam@thomsonollunga.com

(ii) Address of Judgment-Debtors:

11. Governing Law. This Settlement Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principals. The Parties agree that the Supreme Court and Civil Court of the State of New York, County of ONTARIO, shall be a proper venue and jurisdiction for any action brought by either Party relating to this Settlement Agreement.

12. Successors and Assigns. This Settlement Agreement shall be binding upon the Parties hereto, their heirs, personal representatives, administrators, trustees, executors, successors, subsidiaries, affiliates and assigns.

13. Obligations Under the Settlement Agreement. Nothing in this Settlement Agreement releases or shall be deemed to release any Party from any violation of any provision of this Settlement Agreement and any contemporaneous agreements between the Parties, once they become effective, and each Party is entitled to enforce the obligations hereunder and thereunder.

14. Counterparts. This Settlement Agreement may be signed in counterparts and facsimile/electronic signatures shall be deemed originals for all purposes.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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AGREED AND ACCEPTED:

METLER & MICHAEL INC.,

VIVOS ACQUISITIONS, LLC,

M&M MEDIA SOLUTIONS, INC.,

THE MASLOW MEDIA GROUP, INC.,

HEALTHCARE RESOURCE NETWORK, LLC DBA HEALTHCARE RESOURCE NETWORK,

ALLIANCE MICRO, INC.,

360 IT PROFESSIONALS, INC. DBA 360 IT PROFESSIONALS,

US IT SOLUTIONS, INC. DBA US IT SOLUTIONS

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APPENDIX II
PAYMENT SCHEDULE

	Date	Payment Amount
1.	January 31,2019	$54,748.94
2.	February 28,2019	$54,748.94
3.	March 29,2019	$54,748.94
4.	April 30,2019	$154,748.94
5.	May 31,2019	$54,748.94
6.	June 28,2019	$54,748.94
7.	July 31,2019	$54,748.94
8.	August 30,2019	$54,748.97
		$537,991.55

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APPENDIX III

DIRECTION LETTER FOR BANK OF AMERICA, N.A. ACCOUNT FUNDS

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VIA EMAIL

Bank of America, N.A.

Re: MASLOW MEDIA GROUP. INC / MELTER & MICHAEL, INC.

D/B/A MEDIA SOLUTIONS/US IT SOLUTIONS. INC/360 IT

PROFESSIONALS, INC. and NAVEEN DOKI end SILVIJA

VALLERU (“debtors”)

To whom it may concern:

The undersigned, Marcella G. Rabinovich, Esq. on behalf of Mzeed, Inc. (“MZD”) and Richmond Capita] Group, LLC (“RCG”), Ariel Bouskila, Esq. on behalf of GTR Source, LLC “GTR”), and Juliet Gobler on behalf of Advantage Capital Funding (“Advantage”), hereby direct Bank of America, NA (“Bank”) to expeditiously send:

$200,000.00 of the funds currently being held in debtors bank accounts to Thomson Ollunga LLP c/o Advantage, at 750 Third Avenue, 9th Floor, New York, NY 10017; and

$228,000.00 of the funds currently being held in debtors bank accounts to The Law Offices of Marcella G. Rabinovich, Esq., PLLC c/o MZD, at 110 Wall Street, New York, NY 10005.

$228,000.00 of the finds currently being held in debtors bank accounts to Berkovitch & Bouskila, PLLC c/o GTR, at 1330 6th Ave, Suite 600B, New York, NY 10019.

These payments are made as part of outstanding debts. Upon the issuance of the foregoing funds to Advantage, MZD, and GTR all restraints, executions and levies on this or any other account held by or in the name of the debtors MASLOW MEDIA GROUP, INC / MELTER & MICHAEL, INC. D/B/A MEDIA SOLUTIONS/ US IT SOLUTIONS, INC7 360 IT PROFESSIONALS, INC., NAVEEN DOKI and SILVIJA VALLERU, are to be lifted immediately.

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AGREED AND ACCEPTED:

By: ______________________

Silvija Valleru individually and on behalf of Maslow Media Group, Inc., Melter & Michael, Inc. d/b/a Media Solutions, US IT Solutions, Inc. and 360 IT Professionals, Inc.

____

Notary Public

By: ______________________

Naveen Doki individually and on behalf of Maslow Media Group, Inc., Melter & Michael, Inc. d/b/a Media Solutions, US IT Solutions, Inc. and 360 IT Professionals, Inc.

____

Notary Public

City/County of Fairfax

Commonwealth of Virginia

The foregoing instrument was acknowledged before me this 12 day of January, 2019 by Naveen Doki

______________________ Notary Public

My commission expires Nov/30/2022

IDRISA KALLAY
NOTARY PUBLIC
COMMONWEALTH OF VIRGINIA
Registration #: 7783794
Expires: November 30, 2022

City/County of Fairfax

Commonwealth of Virginia

The foregoing instrument was acknowledged before me this 12 day of January, 2019 by Silvija Valleru

______________________ Notary Public

My commission expires Nov/30/2022

IDRISA KALLAY
NOTARY PUBLIC
COMMONWEALTH OF VIRGINIA
Registration #: 7783794
Expires: November 30, 2022

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APPENDIX IV

CONDITIONAL RELEASE FOR WELLS FARGO BANK, N.A. ACCOUNT FUNDS

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Vadim Barbarovich

Marshal, City of New York
1517 Voorhies Avenue, Suite 3R
Brooklyn, NY 11235

Tel: (718) 968.8880
Fax: (718) 968.8884
Support@NYCMarshal8.com

January 17, 2019

To: Wells Fargo, N.A.

Re: E-7299 Advantage Capital Funding vs.
HealthCare Resource Network, LLC and Vivos Acquisitions, LLC. and The Maslow Media Group, Inc., and and Alliance Micro, Inc., and Metler & Michael Inc, and 360 IT Professionals, Inc., and US IT Solutions, Inc and M&M Media Solutions Inc., Silvija Valleru and Naveen Doki

Index Number: 120141/18
SSN: 649-05-2338 / 620-35-2773
EIN: 35-2198128 / 81-5135280 / 54-1612250 / 54-1882550 / 68-0289565 / 46-3213444 / 81-1260320

HealthCare Resource Network, LLC and Vivos Acquisitions, LLC, and The Maslow Media Group, Inc., and and Alliance Micro, Inc., and Metler & Michael Inc, and 360 IT Professionals, Inc., and US IT Solutions, Inc and M&M Media Solutions Inc., Silvija Valleru and Naveen Doki, authorize the release of $24,840.29. by bank or certified check payable to New York City Marshal Vadim Barbarovich, from their account. Once the bank creates the check and the above mentioned funds are removed from the account, the levy/hold may be removed from the account.

Samuel Ollunga, Esq.
104 East 25th Street, 10th Floor
New York, NY 10010

Naveen Doki

NYC Marshal Vadim Barbarovich
1517 Voorhies Ave. Suite 3R Brooklyn NY 11235
718-968-8880/support@nycmarshal8.com

Silvija Valleru
HealthCare Resource Network, LLC
and Vivos Acquisitions, LLC. and The Maslow Media Group, Inc., and and Alliance Micro, Inc., and Metler & Michael Inc. and 360 IT Professionals, Inc., and US IT Solutions, Inc and M&M Media Solutions Inc.

STATE OF VIRGINIA) SS.:
COUNTY OF FAIRFAX)

On this 24 day of JANUARY, ~~2018~~ 2019 before me personally came NAVEEN DOKI and SILVIJA VALLERU, to me known and known to me to be the person described in and who executed the foregoing instrument and he/she acknowledged to me that he/she executed the same. ______ Notary Public

HARPAL SINGH
Notary Public
Commonwealth of Virginia
Reg. # 7793199
My Commission Expires November 30, 2022